UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2022

ACCEL ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38136	98-1350261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Tower Drive
Burr Ridge ,	Illinois	60527
(Address of principal executive offices)	(Zip Code)

(630) 972-2235
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A-1 common stock, par value $0.0001 per share	ACEL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 1, 2022, Accel Entertainment, Inc. (the “Company”) completed its previously announced acquisition of all of the outstanding equity interests of Century Gaming Inc. (“Century”), a Montana corporation (the “Acquisition”), pursuant to the terms of a Securities Purchase Agreement (the “Purchase Agreement”), dated March 2, 2021, by and among Century, the shareholders of Century (the “Sellers”), the Company, Accel Entertainment LLC, and Steven W. Arntzen as the Sellers representative, the terms of which were previously disclosed in the Current Report on Form 8-K filed by the Company on March 2, 2021.

The purchase price for the equity interests of Century was approximately $164.2 million (the “Purchase Price”), consisting of an approximately $45.5 million cash payment to the equity holders of the Company, subject to customary adjustments as provided in the Purchase Agreement (the “Cash Consideration”), repayment of approximately $113.2 million of Century’s indebtedness (the “Debt Repayment”), and 515,622 shares of the Company’s Class A-1 common stock (“Common Stock”), par value $0.0001 per share (the “Stock Consideration”), issued to certain members of Century’s management (the “Management Group”).

The payment of the Cash Consideration and the Debt Repayment was financed using cash from a draw of approximately $160 million from the Company’s revolving credit facility and delayed draw term loan facility under its existing Credit Agreement, dated November 13, 2019 (as amended, the “Credit Agreement”), with Capital One, National Association, pursuant to the draw, reimbursement, interest rate and other terms thereunder.

In connection with the Acquisition, the Company issued the 515,622 shares of Common Stock comprising the Stock Consideration in reliance on the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof for transactions not involving a public offering and the safe harbor afforded by Rule 506 thereunder.

The foregoing descriptions of the Acquisition and the Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K. The descriptions of the Credit Agreement set forth in Item 1.01 of each of the Company’s Current Reports on Form 8-K filed on November 13, 2019 and October 26, 2021 are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant

The information set forth under Item 2.01 above is hereby incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 above is incorporated by reference into this Item 3.02. In connection with issuance of the Stock Consideration, the members of the Management Group represented that they were “accredited investors” (as defined in Rule 501(a) under the Securities Act), represented their intentions to acquire the shares for investment and not with a view to the distribution thereof and agreed to be bound by certain “lock-up” provisions, and appropriate restrictive legends were affixed to the certificates representing all of the shares issued in the Acquisition (or reflected in restricted book entry with the Company’s transfer agent). The members of the Management Group also had adequate access, through business or other relationships, to information about the Company.

Item 7.01. Regulation FD Disclosure

On June 1, 2022, the Company issued a press release announcing the closing of the Acquisition. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

This information is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall this information be deemed incorporated in any filings made by the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
To the extent required by this item, financial statements of Century will be filed as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report is required to be filed.

(b) Pro Forma Financial Information

To the extent required by this item, pro forma financial information will be filed as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report is required to be filed.

(d) Exhibits

Exhibit Number	Description

10.1*
Securities Purchase Agreement, by and among Century Gaming Inc., the shareholders of Century, the Company, Accel Entertainment LLC, and Steve W. Arntzen as the Sellers representative, dated as of March 2, 2021 (Incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K dated March 2, 2021).

99.1	Press Release dated June 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Previously filed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCEL ENTERTAINMENT, INC.

Date: June 1, 2022	By:	/s/ Mathew Ellis
Mathew Ellis
Chief Financial Officer

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